SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                          June 30, 1996
                          -------------
                (Date of earliest event reported)



                    Overhead Door Corporation
                    -------------------------
      (Exact name of registrant as specified in its charter)



                             Indiana
           --------------------------------------------
          (State or other jurisdiction of incorporation)

           0-23752                          35-0564120
 ------------------------        --------------------------------
 (Commission File Number)        (IRS Employer Identification No.)


     6750 LBJ Freeway, Dallas, Texas                75240
 --------------------------------------           ----------
 (Address of principal executive offices)         (Zip Code)


                          (214) 233-6611
        --------------------------------------------------
       (Registrant's telephone number, including area code)

Item 5.   Other Events

          On June 30, 1996, Overhead Door Incorporated, a privately held Indiana corporation ("ODI") and the parent of Overhead Door Corporation ("ODC"), announced that it had executed a definitive agreement with Sanwa Shutter Corporation of Japan for the aquisition of all ODI's common stock. Sanwa has agreed to pay approximately $470 million in cash to acquire ODI's common stock, options and warrants and to redeem its preferred stock. Sanwa has agreed to cause ODC to refinance its outstanding bank debt of approximately $155 million including accrued interest, if required. ODC's $85 million of 12.25% Unsecured Senior Notes due February 1, 2000, will remain outstanding on the acquisition date. Noteholders have the right to put their Notes to ODC at a price of 101% during a certain period following a change in control. The acquisition is expected to close during July, subject to clearance under the Hart Scott Rodino Act.


Item 7.   Financial Statements and Exhibits

(c)  Exhibits

         2.    Stock Purchase Agreement

        20.    Press Release

                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   OVERHEAD DOOR CORPORATION

                                   by  /s/ James F. Brum
                                      -----------------------
                                      Name:  James F. Brum
                                      Title: Executive Vice President
                                             and Chief Financial Officer

Date: July 1, 1996

                          EXHIBIT INDEX


Exhibit                      Exhibit                         Sequentially
Number                                                          Page
                                                              Numbered

   2                     Stock Purchase Agreement,
                    dated June 29, 1996, among
                    Overhead Door Incorporated, an
                    Indiana corporation, Bessemer
                    Holdings, L.P., a Delaware
                    limited partnership, Bessemer
                    Holdings Special Situations,
                    L.P., a Delaware limited
                    partnership, ODI Partners,
                    L.P., a Delaware limited
                    partnership, Brian J. Bolton and
                    Sanwa Shutter Corporation, a
                    corporation organized under
                    the laws of Japan.                           5

  20                      Overhead Door
                    Incorporated Press Release
                    dated June 30, 1996                         55

                                                        EXHIBIT 2




                       STOCK PURCHASE AGREEMENT


                         STOCK PURCHASE AGREEMENT dated as of June 29,
                    1996, among Overhead Door Incorporated, an Indiana corporation (the "Company"), Bessemer Holdings, L.P., a Delaware limited partnership ("Bessemer"), the other stockholders of the Company whose names appear on the signature pages of this Agreement (Bessemer and such other stockholders referred to herein collectively as "Sellers" and individually as a "Seller"), and SANWA SHUTTER CORPORATION, a corporation organized under the laws of Japan ("Buyer").


          Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all the issued and outstanding shares of Common
Stock, no par value (the "Shares"), of the Company on the terms and conditions set forth herein.

          Accordingly, the Company, Sellers and Buyer hereby agree as follows:

          1. Purchase and Sale of the Shares; Certain Definitions. (a) Purchase and Sale of the Shares. On the terms and subject to the conditions of this Agreement, Sellers shall sell, transfer and deliver or cause to be sold, transferred and delivered to Buyer, and Buyer shall purchase from Sellers, the Shares owned by Sellers for an aggregate purchase price (the "Purchase Price") equal to

          (i) $650,000,000 (the "Total Enterprise Value"), less

          (ii) the sum of

               (A) Net Long Term Debt (as defined in Section 1(b));

               (B) the aggregate amount payable to all holders of the
                   issued and outstanding shares of the Company's Series A Cumulative Redeemable Preferred Stock (the "Preferred Shares") in redemption of all such Preferred Shares immediately after the Closing (as defined in Section 2(a)) as provided in Section 6(c); and

               (C) the aggregate Spread (as defined in Section
                   6(d)) payable to all holders of Options (as defined in Section 6(d)) in connection with the cancellation of all such Options immediately following the Closing as provided in Section 6(d); plus ----

          (iii) (A) the product of (1) the Per Share Purchase Price (as defined below) less the Weighted Average Exercise Price Per Share (as defined in Section 1(b)) for all Options listed on Appendix 1 that are outstanding but unexercised on the Closing Date (as defined in Section 2(a)) and (2) the number of shares subject to the Options listed on Appendix 1 that are outstanding but unexercised on the Closing Date multiplied by (B) 40% (the Company's estimate of its combined marginal tax rate for all Federal, state and local Taxes (as defined in Section 4(g))).

The purchase price per share (the "Per Share Purchase Price") shall be equal to the Purchase Price divided by the number of Shares outstanding as of the Closing Date. For all purposes of this Agreement, in the case of any Option that is outstanding on the Closing Date under the Option Agreements listed in Appendix 2 (the "Scheduled Option Agreements"), the number of shares subject to such Option shall be the number of Option Shares (as such term is defined in the Scheduled Option Agreements) with respect to such Option and the exercise price for the shares subject to such Option shall be $0 per share.

(b)   Certain Definitions.

          (i) "Credit Facility" shall mean the Credit Agreement dated as of August 15, 1994, among Overhead Door Incorporated, Overhead Door Corporation, Various Lending Institutions, NBD Bank, N.A., Fleet Bank Massachusetts, N.A., and The Long-Term Credit Bank of Japan, Ltd., as Co-agents, and Chemical Bank, as Agent, as amended as of May 31, 1995, and February 15, 1996.

          (ii) "IRBs and Mortgage Notes" shall mean each of the agreements listed in Appendix 3.

          (iii) "Long Term Debt" shall mean an amount equal to the outstanding principal and accrued but unpaid interest as of the Closing Date (including any current portion thereof) with respect to (A) the Company's 12.25% Senior Notes Due 2000 (the "12.25% Notes"), (B) the Term Loan Facility (as defined below) and (C) the IRBs and Mortgage Notes.

          (iv) "Net Long Term Debt" shall mean Long Term Debt as of the close of business on the Closing Date less the amount of cash, cash equivalents and marketable securities held by the Company and its Subsidiaries as of the close of business on the fourth business day preceding the Closing Date, all calculated in the same way, using the same methods as the line items in the December 31, 1995 Balance Sheet (as defined in Section 4(f)).

          (v) "Revolving Credit Facility" shall mean the Revolving Facility as defined in Section 10 of the Credit Facility.

          (vi) "Term Loan Facility" shall mean the Term Facility as defined in Section 10 of the Credit Facility.

          (vii) "Weighted Average Exercise Price Per Share" shall mean the aggregate exercise price payable in respect of each share of Common Stock which is subject to an Option listed on Appendix 1 that is outstanding but unexercised on the Closing Date divided by the aggregate number of shares subject to such Options on the Closing Date.

          2. Closing; Sellers' Representative. (a) Closing. The closing (the "Closing") of the purchase and sale of the Shares shall be held at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York, at 10:00 a.m. on the later of July 18, 1996 and the fifth business day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Section 3, or at such other place or at such other time or on such other date as Bessemer, on behalf of the Sellers, and the Buyer may mutually agree. The date on which the Closing shall occur is referred to herein as the "Closing Date". At the Closing, (i) Buyer shall deliver or cause to be delivered to Bessemer, on behalf of the holders of outstanding Shares on the Closing Date, by wire transfer to the bank account specified in writing by Bessemer, on behalf of such holders, at least two business days prior to the Closing Date, immediately available funds in an amount equal to the product of the Per Share Purchase Price and the number of Shares (duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer) delivered to Buyer on the Closing Date and (ii) the Sellers shall deliver or cause to be delivered to Buyer certificates representing the Shares to be sold by Sellers hereunder, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed. The calculations of the Spread, the Purchase Price and the Per Share Purchase Price shall be made by Bessemer and set forth in a reasonably detailed written schedule delivered to Buyer on the third business day prior to the Closing Date.

          (b) Seller's Representative. Each Seller (other than Bessemer) hereby appoints Bessemer as the representative of all Sellers to act as the agent and on behalf of the Sellers for the purposes of (A) determining the Spread, the Purchase Price and the Per Share Purchase Price and receiving delivery from Buyer at the Closing of the product of the Per Share Purchase Price and the number of Shares to be sold hereunder, all as provided in Section 2(a), (B) determining whether the conditions to Closing as specified in Section 3(b) have been satisfied and supervising the Closing, including waiving any conditions to Closing specified in Section 3(b), which Bessemer, in its sole discretion, deems appropriate to facilitate the Closing, (C) taking any action that may be necessary or desirable in connection with the termination of this Agreement in accordance with
Section 13, (D) taking any and all actions that may be necessary or desirable in connection with the amendment of this Agreement in accordance with Section 16, (E) accepting notices on behalf of the Sellers in accordance with Section 17, (F) taking any and all actions that may be necessary or desirable in connection with the payment of the costs and expenses incurred with respect to the Company or the Sellers in accordance with Section 15, (G) delivering or causing to be delivered to Buyer at the Closing certificates representing the Shares to be sold hereunder, (H) executing and delivering, in Bessemer's capacity as the representative of the Sellers, any and all notices, documents or certificates to be executed by Bessemer, on behalf of the Sellers, in connection with this Agreement and the transactions contemplated hereby; and (I) taking any and all other actions and doing any and all other things provided in or contemplated by this Agreement to be performed by Bessemer on behalf of the Sellers. As the representative of the Sellers, Bessemer shall act as the agent for all such persons, shall have authority to bind each such person in accordance with this Agreement, and Buyer may rely on such appointment and authority until the receipt of notice of the appointment of a successor upon 30 days' prior written notice to Buyer.

          3. Conditions to Closing. (a) Buyer's Obligation. The obligation of Buyer to purchase and pay for the Shares is subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

          (i) The representations and warranties of the Company made in Section 4(d)(i) and the representations and warranties of the Sellers made in Section 5(c)(i) are true and correct as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date). With respect to the other representations and warranties of the Company and of the Sellers made in this Agreement, the representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Company and Sellers shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing. The Company and each Seller shall have delivered to Buyer certificates dated the Closing Date and signed by an authorized officer of the Company or by such Seller, as the case may be, confirming the foregoing.

          (ii) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), or other legal restraint or prohibition preventing the purchase and sale of the Shares shall be in effect. No claim, action, suit, arbitration, inquiry, proceeding or investigation by any Governmental Entity (each an "Action") shall be pending which seeks to delay or prevent the consummation of the transactions contemplated hereby or to materially and adversely alter the transactions contemplated hereby as a direct result of the purchase and sale of the Shares pursuant to this Agreement.

          (iii) The waiting period under the Hart-Scott-Rodino
     Antitrust Improvements Act of 1976 (the "HSR Act"), if applicable to the purchase and sale of the Shares, shall have expired or been terminated.

          (iv) The Company shall have called for redemption all the issued and outstanding Preferred Shares, as provided in Section 6(c).

          (v) The Company shall have canceled, effective as of the Closing and subject to making the cash payments described in
     Section 6(d), all outstanding Options that have not been exercised as of the Closing Date, as provided in Section 6(d), other than such Options which in the aggregate account for not more than 0.8% of the outstanding Common Stock of the Company on the Closing Date.

          (vi) Except as set forth in Schedule 4(o) of the Disclosure Schedule, since December 31, 1995, no event has occurred that would have a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, other than any events relating to United States or foreign economies in general or the Company's and the Subsidiaries' industries in general and not specifically relating to the Company or a Subsidiary and other than any events relating to any disruptions to the Company's and the Subsidiaries' business as a result of the marketing of the Company by Sellers to potential buyers and the execution of this Agreement and the consummation of the transactions contemplated hereby.

          (vii) The Company shall not have terminated without cause the employment of any of the following employees: Brian J. Bolton; Fred S. Grunewald; Howard R. Simmons; James F. Brum; C. Michael Budd; William A. Schochet; and John Venema, it being understood and agreed that any voluntary termination of his employment by any such employee shall not constitute termination without cause.

          (viii) Buyer shall have received certificates representing all the outstanding Shares on the Closing Date duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed.

          (b) Sellers' Obligation. The obligation of Sellers to sell and deliver the Shares to Buyer is subject to the satisfaction (or waiver by Sellers) as of the Closing of the following conditions:

          (i) The representations and warranties of Buyer made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer at or prior to the Closing. Buyer shall have delivered to Sellers a certificate dated the Closing Date and signed by an authorized officer of Buyer confirming the foregoing.

          (ii) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the purchase and sale of the Shares shall be in effect. No Action shall be pending which seeks to delay or prevent the consummation of the transactions contemplated hereby or to materially and adversely alter the transactions contemplated hereby as a direct result of the purchase and sale of the Shares pursuant to this Agreement.

          (iii) The waiting period under the HSR Act, if applicable to the purchase and sale of the Shares, shall have expired or been terminated.

          (iv) Buyer shall have, as of the Closing, provided to the Company the funds described in Section 8(d).

          (v) Buyer shall have, as of the Closing, provided the Company the funds described in Section 8(e).

          (vi) Buyer shall have delivered or caused to be delivered to Bessemer, on behalf of the holders of outstanding Shares on the Closing Date, by wire transfer to the bank account specified in writing by Bessemer, on behalf of such holders, at least two business days prior to the Closing Date, immediately available funds in an amount equal to the product of the Per Share Purchase Price and the number of Shares (duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer) delivered to Buyer on the Closing Date.

          (vii) The Buyer shall have as of the Closing either (x) provided Overhead Door Corporation with funds necessary for Overhead Door Corporation to repay, and caused Overhead Door Corporation to repay, in full the Term Loan Facility and the Revolving Credit Facility upon the consummation of the transactions contemplated by this Agreement or (y) obtained a waiver of any breaches of the provisions of the Credit Facility that occur or with the passage of time or notice or both will occur as a result of the consummation of the transactions contemplated by this Agreement and a waiver of the applicability of any change of control provisions of the Credit Facility.

          4. Representations and Warranties of the Company. The
Company hereby represents and warrants to Buyer as follows:

          (a) Authority. The Company has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (b) No Conflicts; Consents. Except as set forth in Schedule 4(b) of the Disclosure Schedule dated the date hereof, relating to this Agreement (the "Disclosure Schedule"), the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof by the Company will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, amendment or acceleration of any obligation or to loss of any benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of the Company or any Subsidiary under, any provision of (i) the Articles of Incorporation or By-laws of the Company or the comparable governing instruments of any Subsidiary,
(ii) any note, bond, mortgage, indenture, guaranty, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Company or any Subsidiary is a party or by which any of their respective properties or assets are bound or encumbered or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary or their respective properties or assets, other than, in the case of clauses
(ii) and (iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the business, assets, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, or on the ability of the Company to consummate the transactions contemplated hereby (a "Material Adverse Effect"). No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby other than (i) compliance with and filings under the HSR Act, if applicable, (ii) compliance with and filings and notifications under applicable environmental laws and (iii) those that may be required solely by reason of Buyer's (as opposed to any other third party's) participation in the transactions contemplated hereby. The term "Subsidiary" means each person of which a majority of the voting power of the equity securities or equity interest is owned, directly or indirectly, by the Company.

          (c) Organization and Standing; Books and Records. Except as set forth in Schedule 4(c) of the Disclosure Schedule, each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and the Subsidiaries has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Company and the Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

          The Company has, prior to the execution of this Agreement, made available to Buyer true and complete copies of (i) the Articles of Incorporation and By-laws, each as amended to date, of the Company and (ii) the comparable governing instruments, each as amended to date, of each of Overhead Door Corporation, ABC Door Corporation, BRF Door Corporation, Central Nebraska, Inc., CNC Door Company, Dallas Properties Group, Inc., GMI Holdings, Inc., More Door Company, OHD Corporation, TFL Door Corporation and XYZ Door Company (each, a "U.S. Operating Subsidiary"). The minute books of the Company and each U.S. Operating Subsidiary are true and complete in all material respects. The minute books of the Company, Overhead Door Corporation and GMI Holdings, Inc. have been made available for inspection by Buyer prior to the date hereof.

          (d) Capital Stock of the Company and the Subsidiaries. (i) The authorized capital stock of the Company consists of 4,830,974 shares of Series A Cumulative Redeemable Preferred Stock, of which 3,184,091 shares are duly authorized, validly issued and outstanding, fully paid and nonassessable and 169,043 shares have accrued as unpaid dividends thereon as of the close of business on June 27, 1996, and 100,000,000 shares of common stock, no par value, comprised of 98,400,000 shares of Class A Common Stock (the "Class A Common Shares") and 1,600,000 shares of Class B Common Stock (the "Class B Common Shares"), of which 15,935,498 Class A Common Shares and 777,720 Class B Common Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable and 5,635,399 Class A Common

Shares and, except as set forth in Schedule 4(d) of the Disclosure Schedule, 883,774 Class B Common Shares are issuable pursuant to the Options as of the close of business on June 27, 1996. Except as set forth above, there are no shares of capital stock or other equity securities of the Company outstanding as of the close of business on June 27, 1996. Schedule 4(d) sets forth a list of the record holders of the shares of capital stock of the Company as of the close of business on June 27, 1996. Except for the Options and except as otherwise set forth in Schedule 4(d) of the Disclosure Schedule, there are not any outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which any of the Company or any Subsidiary is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company or any Subsidiary. The Company owns, directly or indirectly, all the outstanding capital stock of each Subsidiary.

          (ii) Schedule 4(d) of the Disclosure Schedule sets forth each Subsidiary of the Company and, for each such Subsidiary: the jurisdiction of its incorporation, the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of its outstanding capital stock. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 4(d) of the Disclosure Schedule, there are no shares of capital stock or other equity securities of any Subsidiary outstanding. Except for the Options and except as set forth in
Schedule 4(d) of the Disclosure Schedule, neither the Shares nor any shares of capital stock of any Subsidiary have been issued in violation of, and none of the Shares or such shares of capital stock are subject to, any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the Articles of Incorporation or By-laws of the Company or the comparable governing instruments of any Subsidiary, any contract, agreement or instrument to which the Company or any Subsidiary is subject, bound or a party or otherwise. Except as set forth in Schedule 4(d) of the Disclosure Schedule, there are not any equity securities of the Company reserved for issuance for any purpose. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company or any Subsidiary may vote.

          (e) Equity Interests. Except as set forth in Schedule 4(e) of the Disclosure Schedule and except for the Subsidiaries, the Company does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other person and neither the Company nor any of the Subsidiaries is a member of or participant in any partnership, joint venture or similar person.

          (f) Financial Statements. Schedule 4(f) of the Disclosure
Schedule includes (i) the audited consolidated statements of financial condition of the Company and Subsidiaries as of December 31, 1994 and December 31, 1995 (the audited consolidated statement of financial condition of the Company and Subsidiaries as of December 31, 1995 being referred to herein as the "December 31, 1995 Balance Sheet"), and the audited consolidated statements of operations, shareholders' equity and cash flows of the Company and Subsidiaries for the three years ended December 31, 1995 (such financial statements described in this clause (i), collectively, together with the notes to such financial statements, the "December 31, 1995 Financial Statements"), and (ii) the unaudited condensed consolidated statement of financial condition of the Company and Subsidiaries as of March 31, 1996 (the "March 31, 1996 Balance Sheet"), and the unaudited condensed consolidated statements of operations and cash flows of the Company and Subsidiaries for the quarter ended March 31, 1996 (such financial statements described in this clause (ii), collectively, together with the notes to such financial statements, the "March 31, 1996 Financial Statements"; the December 31, 1995 Financial Statements together with the March 31, 1996 Financial Statements, collectively, the "Financial Statements"). The Financial Statements (i) were prepared in all material respects in accordance with the books of account and other financial records of the Company and Subsidiaries and (ii) have been prepared in conformity with generally accepted accounting principles consistently applied (except in each case as described in the notes thereto and except that in preparing the March 31, 1996 Financial Statements certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations). The December 31, 1995 Financial Statements present fairly, in all material respects, the consolidated financial position and results of operations of the Company and Subsidiaries as of the respective dates thereof and for the respective periods indicated. The March 31, 1996 Financial Statements present fairly, in all material respects, the consolidated financial position and results of operations of the Company and Subsidiaries as of the respective dates thereof and for the respective periods indicated (except as described in the notes thereto and except that in preparing the March 31, 1996 Financial Statements certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Securities and Exchange Commission's rules and regulations). The March 31, 1996 Financial Statements include all adjustments, which are of a normal recurring nature, necessary to present the information fairly as aforesaid. The unaudited condensed consolidated statement of financial condition of the Company and Subsidiaries dated as of April 30, 1996 is attached hereto in Schedule 4(f) of the Disclosure Schedule (the "April 30, 1996 Balance Sheet"). The April 30, 1996 Balance Sheet (i) was prepared in all material respects in accordance with the books of account and other financial records of the Company and Subsidiaries and in a manner consistent with the Company's past practices for non-quarter ended financial reporting and (ii) has been prepared in conformity with generally accepted accounting principles consistently applied (except that (i) the other financial statements and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted and (ii) certain information normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed on a basis consistent with the presentation in the March 31, 1996 Balance Sheet).

          (g) Taxes. (i) For purposes of this Agreement, (A) "Income Tax" or "Income Taxes" shall mean any and all taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government taxing authority, including, without limitation, taxes or other charges on or with respect to income; "Non-Income Tax" or "Non-Income Taxes" shall mean taxes on or with respect to franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto); and "Tax" or "Taxes" shall mean Income Taxes and Non-Income Taxes, collectively, and (B) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (ii) Except as set forth in Schedule 4(g) of the Disclosure Schedule, (A) the Company and each of the Subsidiaries has filed or caused to be filed in a timely manner (within any applicable extension periods) all material Income and Non-Income Tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign tax laws, (B) all such material Income and Non-Income Tax returns, reports and forms are true, correct and complete in all material respects, (C) all Taxes shown to be due on all material Income and Non-Income Tax returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof,
(D) no material tax liens have been filed and no material claims are being asserted in writing with respect to any Taxes, (E) no material adjustment relating to any Tax returns for taxable years for which the statute of limitations has not expired has been proposed formally to the Sellers or any Subsidiary by any Tax authority, (F) to the knowledge of the Company, there are no pending actions or proceedings for the assessment or collection of material Taxes against the Company or a Subsidiary, (G) the Company and the Subsidiaries have established adequate reserves in accordance with generally accepted accounting principles for all Taxes due with respect to periods prior to the date hereof but not yet payable, (H) all material Taxes required to be withheld, collected or deposited by the Company or a Subsidiary have been timely withheld, collected or deposited, and to the extent required, have been paid to the relevant Tax authority, and (I) none of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement other than among members of the Company's "affiliated group", as that term is defined in the Code and the Treasury regulations thereunder or otherwise has any material liability for the Taxes of any past or present affiliate.

          (iii) Except as set forth in Schedule 4(g) of the Disclosure Schedule, (A) neither the Company nor any of the Subsidiaries has made any consent under Section 341 of the Code, (B) no property of the Company or any of the Subsidiaries is "tax exempt use property" within the meaning of Section 168(h) of the Code and (C) neither the Company nor any of the Subsidiaries is a party to any lease made pursuant to
Section 168(f)(8) of the Internal Revenue Code of 1954.

          (iv) Except as set forth in Schedule 4(g) of the Disclosure Schedule, (A) the United States federal Income Tax returns of each of the Company and its Subsidiaries for taxable years since 1990 have not been audited or examined by the Internal Revenue Service, and the statute of limitations has expired for all such Tax periods from 1990 through 1991, (B) the material state Income Tax returns of each of the Company and its Subsidiaries for the taxable years since 1990 have not been audited or examined by the applicable state taxing authority and all statutes of limitation for all applicable state taxable periods from 1990 through 1991 have expired for such Income Tax returns, (C) no issue has been raised in writing by the Internal Revenue Service in any audit of a post-1989 tax period which, by application of the same or similar principles, will result in a material deficiency for federal Income Taxes for any periods subsequent to the Closing Date, and (D) no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) has been entered into by or with respect to the Company or any or its Subsidiaries for any taxable year since 1990.

          (v) Except as set forth in Schedule 4(g) of the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any material Tax returns required to be filed with respect to the Company or any of the Subsidiaries and neither the Company nor any of the Subsidiaries has requested any extension of time within which to file any material Tax return, which return has not yet been filed.

          (vi) None of the Sellers is a "foreign person" within the meaning of Section 1445 of the Code.

          (h) Assets Other than Real Property Interests. To the knowledge of the Company, the Company or a Subsidiary owns, leases or has the legal right to use all material assets used in the conduct of the business of the Company and the Subsidiaries as presently conducted, other than in instances where the failure to own, lease or have legal title to such assets would not, individually or in the aggregate, have a Material Adverse Effect. The Company or a Subsidiary has good and valid title to all material assets reflected on the December 31, 1995 Balance Sheet or thereafter acquired, except those listed in Schedule 4(h) of the Disclosure Schedule or those sold or otherwise disposed of since the date of the December 31, 1995 Balance Sheet in the ordinary course of business consistent with past practice, in each case free and clear of all mortgages, liens, security interests or encumbrances of any kind (each, an "Encumbrance") except (i) such as are set forth in Schedule 4(h) of the Disclosure Schedule, (ii) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes which are not due and payable or which may thereafter be paid without penalty, (iii) mortgages, liens, security interests and encumbrances which secure debt that is reflected as a liability on the December 31, 1995 Balance Sheet or the existence of which is indicated in the notes thereto and (iv) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of the Company and the Subsidiaries, taken as a whole, as presently conducted (the mortgages, liens, security interests, encumbrances and imperfections of title described in clauses (ii),
(iii) and (iv) above are hereinafter referred to collectively as "Permitted Liens"). This Section 4(h) does not relate to real property or interests in real property, such items being the subject of Section 4(i) or interests in intellectual property, such items being the subject of Section 4(j); however, the defined term "Permitted Liens" shall be applicable to Sections 4(i) and 4(j).

          (i) Real Property. Schedule 4(i) of the Disclosure Schedule sets forth a complete list of all real property and interests in real property owned in fee by the Company and the Subsidiaries (individually, an "Owned Property"). Schedule 4(i) of the Disclosure Schedule also sets forth a complete list of all real property and interests in real property leased by the Company and the Subsidiaries (individually, a "Leased Property"). The Company or a Subsidiary has
(i) good, marketable and insurable fee title to all Owned Property and
(ii) good and valid title to the leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein, individually, as a "Company Property" and, collectively, as "Company Properties"), in each case free and clear of all mortgages, liens, security interests, encumbrances, leases, assignments, subleases, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) such as are set forth in Schedule 4(i) of the Disclosure Schedule, (B) leases, subleases and similar agreements set forth in Schedule 4(i) of the Disclosure Schedule, (C) Permitted Liens, (D) easements, covenants, rights-of-way and other similar restrictions of record, (E) any conditions that may be shown by a current, accurate survey or physical inspection of any Company Property made prior to Closing and (F) (I) zoning, building and other similar restrictions, (II) mortgages, liens, security interests, encumbrances, easements, covenants, rights-of-way and other similar restrictions that have been placed by any developer, landlord or other third party on property over which the Company or a Subsidiary has easement rights or on any Leased Property and subordination or similar agreements relating thereto, and
(III) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clauses (I), (II) and
(III), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the business of the Company and the Subsidiaries, taken as a whole, as presently conducted. There are no pending or, to the knowledge of the Company, threatened condemnation proceedings with respect to all or any material part of any material Company Property. To the knowledge of the Company, the Company and the Subsidiaries are not in violation of any covenants, conditions or restrictions in any operating agreements, reciprocal easement agreements or any other agreements affecting the Company Properties other than any such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

          (j) Intellectual Property. Schedule 4(j) of the Disclosure Schedule sets forth a true and complete list of all material patents, service marks, tradenames, logos, trademarks (registered or unregistered), and applications therefor (collectively, "Intellectual Property"), owned, used or filed by or licensed to the Company or any of the Subsidiaries. With respect to registered trademarks, Schedule 4(j) of the Disclosure Schedule sets forth a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as set forth in Schedule 4(j) of the Disclosure Schedule, the Company or one of the Subsidiaries owns, and the Company and the Subsidiaries have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all Intellectual Property listed in
Schedule 4(j) of the Disclosure Schedule and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights.


          Neither the Company nor any of the Subsidiaries has granted any material options, licenses or agreements of any kind relating to Intellectual Property listed in Schedule 4(j) of the Disclosure Schedule or the marketing or distribution thereof, except nonexclusive licenses to distributors and end-users in the ordinary course of business. Neither the Company nor any of the Subsidiaries is bound by or a party to any material options, licenses or agreements of any kind relating to the intellectual property of any other person, except as set forth in Schedule 4(j) of the Disclosure Schedule and except for agreements relating to computer software licensed by or to the Company or any Subsidiary in the ordinary course of business. Subject to the rights of third parties set forth in Schedule 4(j) of the Disclosure Schedule and except for Permitted Liens, all Intellectual Property listed in Schedule 4(j) of the Disclosure Schedule is free and clear of the claims of others and of all liens, security interests and encumbrances whatsoever. Except as set forth in Schedule 4(j) of the Disclosure Schedule, to the knowledge of the Company, the rights of the Company or any Subsidiary, as the case may be, in or to such Intellectual Property and the conduct of the business of the Company and the Subsidiaries as presently conducted does not violate, conflict with or infringe the intellectual property of any other person, other than such violations, conflicts and infringements which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 4(j) of the Disclosure Schedule, (i) no claims are pending as of the close of business on June 27, 1996 against the Company or any Subsidiary by any person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property listed on Schedule 4(j) and (ii) since January 1, 1990, the Company and the Subsidiaries have not received any written communications alleging that the Company or any Subsidiary has violated any rights relating to the intellectual property of any person, other than such violations that would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, except as set forth in Schedule 4(j) of the Disclosure Schedule, no person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that infringe upon the Intellectual Property listed on Schedule 4(j) or upon the rights of the Company or any Subsidiary therein, other than infringements that would not, individually or in the aggregate, have a Material Adverse Effect.

          (k) Contracts. Except as set forth in Section 4(k) of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to or bound by any of the following types of contracts, agreements, leases, licenses, commitments or instruments (including any oral contracts and agreements (i) that meet the material thresholds set forth below or, in any case where there is not a materiality threshold, that are material to the Company and the Subsidiaries, taken as a whole, (ii) that are legally binding on the Company or such Subsidiary and (iii) of which the Company has knowledge) (each, a "Contract"):

          (i) employment agreement or employment contract that has an aggregate future liability in excess of $500,000 or is not terminable by the Company or a Subsidiary by notice of not more than 90 days for a cost of less than $500,000;

          (ii) employee collective bargaining agreement or other contract with any labor union;

          (iii) covenant of the Company or a Subsidiary not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement and other than exclusivity arrangements with respect to territories and/or products with distributors, dealers, sales or manufacturer's representatives, customers or other persons with similar relationships with the Company or such Subsidiary);

          (iv) agreement (other than this Agreement), contract or other arrangement with (A) any Seller or any affiliate of such Seller (other than the Company or a Subsidiary) or (B) any officer, director or employee of the Company, a Subsidiary, any Seller or any affiliate of such Seller (other than employment agreements covered by clause (i) above);

          (v) lease, sublease or similar agreement with any person (other than the Company or a Subsidiary) under which the Company or a Subsidiary is a lessor or sublessor of, or makes available for use to any person (other than the Company or a Subsidiary),
     (A) any Company Property or (B) any portion of any premises otherwise occupied by the Company or a Subsidiary;

          (vi) lease or similar agreement with any person under which
     (A) the Company or a Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) the Company or a Subsidiary is a lessor or sub- lessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company or a Subsidiary, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $500,000 or is not terminable by the Company or a Subsidiary by notice of not more than 90 days for a cost of less than $500,000;

          (vii) (A) contract for the future purchase of materials, supplies or equipment (other than (i) open purchase orders, (ii) invoices and (iii) any such agreements for purchases or orders of less than $1,000,000, in each case in the ordinary course of business), (B) management, service, consulting or other similar type of contract or (C) advertising, market research or marketing consulting agreement or arrangement, in any such case which has an aggregate future liability to any person (other than the Company or a Subsidiary) in excess of $500,000 ($100,000 with respect to contracts described in clause (B) above) or is not terminable by the Company or a Subsidiary by notice of not more than 90 days for a cost of less than $500,000;

          (viii) agreement, contract or other instrument under which the Company or a Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person (other than the Company or a Subsidiary) or any other note, bond, debenture or other evidence of indebtedness issued to any person (other than the Company or a Subsidiary) in any such case which, individually, is in excess of $500,000;

          (ix) agreement, contract or other instrument under which (A) any person (including the Company or a Subsidiary) has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or a Subsidiary or (B) the Company or a Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business) in any such case which, individually, is in excess of $500,000;

          (x) agreement, contract or other instrument under which the Company or a Subsidiary has, directly or indirectly, made any advance, loan, extension of credit (other than the creation of accounts receivable created in the ordinary course of business) or capital contribution to, or other investment in, any person (other than the Company or a Subsidiary) in any such case which, individually, is in excess of $500,000;

          (xi) mortgage, pledge, security agreement, deed of trust or other instrument granting a lien or other Encumbrance upon any Company Property other than Permitted Liens;

          (xii) agreement or instrument entered into since January 1, 1989, providing for indemnification of any person (other than the Company or any Subsidiary) with respect to material liabilities relating to any current or former business of the Company, a Subsidiary or any predecessor person; or

          (xiii) other agreement, contract, lease, license, commitment or instrument (other than (i) open purchase orders, (ii) invoices, (iii) any such agreements for purchases or orders of less than $1,000,000 or (iv) any such agreements for sales of finished goods by the Company or any Subsidiary, in each case in the ordinary course of business) to which the Company or any Subsidiary is a party or by or to which it or any of its assets or business is bound or subject to any person (other than the Company or a Subsidiary) (A) in excess of $500,000, (B) not terminable by the Company or a Subsidiary by notice of not more than 90 days for a cost of less than $500,000 or (C) otherwise material to the Company or any Subsidiary or the conduct of the business of the Company or any Subsidiary as presently conducted, the absence of which would have a Material Adverse Effect.

Except as set forth in Schedule 4(k) of the Disclosure Schedule, all of the Contracts listed in Schedules 4(i), 4(j) and 4(k) and the distribution agreements with the Overhead Door Corporation Ribbon distributors listed in Schedule 4(u)(i) of the Disclosure Schedule ("Scheduled Contracts") are valid, binding and in full force and effect and are enforceable by the Company or the relevant Subsidiary in accordance with their terms (in each case subject to applicable bankruptcy, reorganization, fraudulent transfer, insolvency, moratorium or other laws affecting creditor's rights generally from time to time in effect, and to general principles of equity), other than such Scheduled Contracts, the invalidity or unenforceability of which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 4(k) of the Disclosure Schedule, the Company and the Subsidiaries have performed all material obligations required to be performed by them to date under the Scheduled Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any of the Scheduled Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, other than such breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made available to the Buyer true and complete copies of each Scheduled Contract.

          (l) Litigation. Schedule 4(l) of the Disclosure Schedule sets forth a list as of the close of business on June 27, 1996 of all pending lawsuits or claims, with respect to which the Company or any Subsidiary has been contacted in writing by counsel for the plaintiff or claimant, against the Company or any Subsidiary or any of their respective properties, assets, operations or businesses and which (i) relate to or involve uninsured amounts of more than $100,000, (ii) seek any material injunctive relief or (iii) may give rise to any legal restraint on or prohibition against the transactions contemplated by this Agreement. To the knowledge of the Company, neither the Company nor any Subsidiary is a party or subject to or in default under any material judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal applicable to it or any of its respective properties, assets, operations or business. Except as set forth in Schedule 4(l) of the Disclosure Schedule, to the knowledge of the Company, there are no pending or threatened investigations of the Company or a Subsidiary by any Governmental Entity, other than such investigations that, if resulting in entry of any judgment, order, injunction or decree, would not have a Material Adverse Effect.

          (m) Insurance. Schedule 4(m) of the Disclosure Schedule lists each insurance policy owned and maintained by the Company or any Subsidiary which requires aggregate premium payments (other than retroactive or retrospective premium adjustments or other payments that may be required under the relevant policy that are not, but may be, required to be repaid) by the Company or any Subsidiary over the remaining term of the policy of $100,000 or more, or which is otherwise material to the Company and its Subsidiaries, taken as a whole. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments or other payments that may be required under the relevant policy that are not yet, but may be, required to be paid), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. To the knowledge of the Company, the Company or such Subsidiary, as the case may be, is not in default in any material respect under the terms of any such policy. The Company and the Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in the Company's judgment, reasonable for the business and assets of the Company and the Subsidiaries. The Company and the Subsidiaries' reserves for self-insured losses have been established in accordance with generally accepted accounting principles.

          (n) Benefit Plans. (i) Schedule 4(n) of the Disclosure
Schedule identifies each material employee pension, retirement, executive retirement, profit sharing, stock bonus, stock option, stock purchase, bonus, incentive, deferred compensation, hospitalization, medical, dental, vision, vacation, insurance, sick pay, disability, severance, or other plan, fund, program, policy, contract or arrangement providing employee benefits maintained or contributed to by the Company or any Subsidiary in which any employees or former employees of the Company or any Subsidiary participates or under which any of them has accrued and remains entitled to any benefits (all such plans, funds, programs, policies, contracts and arrangements, other than any such plan that is a "multiemployer plan" described in Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), being referred to as the "Plans"). The Company has made available to Buyer copies of all written Plans.

          (ii) Neither the Company nor any Subsidiary would be liable for any material amount pursuant to Section 4062, 4063 or 4064 of ERISA if any Plan which is subject to Title IV of ERISA (a "Title IV Plan") were to terminate as of the date hereof. Neither the Company nor any Subsidiary has been involved in any transaction that is likely to cause the Company or any such Subsidiary to be subject to liability with respect to a Title IV Plan or any other plan subject to Title IV of ERISA to which the Company or any Subsidiary contributed or was obligated to contribute during the six year period ending on the Closing Date under Section 4062 or 4069 of ERISA. Neither the Company nor any Subsidiary has incurred any material liability under Title IV of ERISA which is likely to become or remain a liability of the Company or any Subsidiary or Buyer after the Closing Date.

          (iii) Except as set forth in Schedule 4(n) of the Disclosure Schedule, (A) all contributions to the Plans that may have been required to be made in accordance with Section 302 of ERISA or Section 412 of the Code have been timely made, (B) there has been no application for or waiver of the minimum funding standards imposed by
Section 412 of the Code with respect to any Plan, (C) no Plan has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of the most recent plan year and (D) to the knowledge of the Company, other than with respect to the inclusion of the salaried employees of GMI Holdings, Inc. in the Overhead Door Corporation Salaried Employees Pension Plan effective as of January 1, 1996, as of the close of business on June 27, 1996, no material adverse change in the funding status of any of the defined benefit plans of the Company or any of its Subsidiaries has occurred since the most recent actuarial valuation report with respect to any such plan.


          (iv) Except as set forth in Schedule 4(n) of the Disclosure Schedule, each Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service to the effect that such Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened.

          (v) None of the Company, any Subsidiary or, to the knowledge of the Company, any of the Plans, any trust created thereunder or any trustee or administrator thereof, has knowingly engaged in a transaction in connection with which the Company or any Subsidiary is likely to be subject to either a material liability or a material civil penalty assessed pursuant to Sections 409 or 502(i) or (1) of ERISA or a material tax imposed pursuant to Section 4975 of the Code. Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code. There are no material pending or, to the best knowledge of the Company, threatened claims by or on behalf of any of the Plans, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

          (vi) No condition exists and no event has occurred with respect to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) with respect to which the Company or any Subsidiary is obligated to make contributions pursuant to a collective bargaining agreement that presents a material risk of a complete or partial withdrawal under Subtitle E of Title IV of ERISA, nor has the Company or any Subsidiary been notified that any such multiemployer plan is insolvent or in reorganization within the meaning of Section 4241 of ERISA. Except as set forth in Schedule 4(n) of the Disclosure Schedule, neither the Company nor any Subsidiary is obligated to contribute, on behalf of any current or former employee of the Company, to a multiemployer plan.

          (vii) Except as set forth in Schedule 4(n) of the Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary.

          (viii) The Company and the Subsidiaries have not incurred any liability under, and have complied in all material respects with, the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder and do not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the Closing Date.

          (ix) The Options. No payment to holders of Options listed in Appendix 1 in connection with the cash-out of their respective Options pursuant to Section 6(d) will fail to be deductible by reason of
Section 280G of the Code.

          (o) Absence of Changes or Events. Except as set forth in
Schedule 4(o) of the Disclosure Schedule, since December 31, 1995, there has not been any material adverse change in the business, assets, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, other than changes relating to United States or foreign economies in general or the Company's and the Subsidiaries' industries in general and not specifically relating to the Company or a Subsidiary. Buyer acknowledges that there may have been disruption to the Company's and the Subsidiaries' business as a result of the marketing of the Company by Sellers to potential buyers (and there may be disruption to the Company's and the Subsidiaries' business as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby), and Buyer agrees that such disruptions do not and shall not constitute a breach of this Section 4(o). Except as set forth in Schedule 4(o) of the Disclosure Schedule, from December 31, 1995 to the date of this Agreement, the Company has caused its business and the business of the Subsidiaries to be conducted in the ordinary course consistent with past practice and has not done any of the things enumerated in clauses
(i)-(xv) of Section 6(b).

          (p) Compliance with Applicable Laws. (i) Except as set forth in Schedule 4(p) of the Disclosure Schedule, the Company and the Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity ("Applicable Laws"), including those relating to occupational health and safety except for any such instances of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in Schedule 4(p) of the Disclosure Schedule, neither the Company nor any Subsidiary has received any written communication since January 1, 1993 from a Governmental Entity that alleges that the Company or any Subsidiary is not in compliance in any material respect with any Applicable Laws except where such noncompliance would not have a Material Adverse Effect. This Section 4(p)(i) does not relate to matters with respect to environmental matters, which are the subject of Section 4(p)(ii), Benefit Plans, which are the subject of Section 4(n), employee and labor matters, which are the subject of Section 4(q) or Taxes, which are the subject of Section 4(g).

          (ii) (A) Except as set forth in Section 4(p)(ii) of the Disclosure Schedule: (1) the Company and its Subsidiaries are in compliance with Environmental Laws and all Environmental Permits except where such non-compliance could not reasonably be expected to have a Material Adverse Effect; (2) to the knowledge of the Company, there are currently no underground storage tanks in which Hazardous Materials have been or are currently being stored on any Company Property; (3) to the knowledge of the Company, neither the Company nor the Subsidiaries have Released Hazardous Materials on any Company Property in a manner or an amount that can reasonably be expected to require Remedial Action under Environmental Law; (4) neither the Company nor its Subsidiaries are currently conducting, either voluntarily or pursuant to the order of any Governmental Entity or the requirements of any Environmental Law or Environmental Permits, any Remedial Action relating to any Release or threatened Release of Hazardous Materials at any Company Property; (5) there are no Environmental Claims pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries; and (6) the Company and its Subsidiaries can maintain present production levels or any planned expansion of production levels upon which financial projections provided to Buyer have been based without material capital expenditures required to comply with Environmental Laws.

          (B) The Company has made available to Buyer copies of all environmental assessment or audit reports in its possession relating to the Company or its Subsidiaries.

          (C) As used in this Section: (1) "Environment" means surface waters, groundwaters, sediment, soil, subsurface strata and ambient air; (2) "Environmental Claims" means any and all actions, suits, demands, demand letters, claims, notices of non-compliance or violation, notices of liability or potential liability, consent orders or consent agreements under any Environmental Law or Environmental Permit, relating to Hazardous Materials or arising from alleged injury or threat of injury relating to the Environment; (3) "Environmental Law" means any applicable Law, including any judicial or administrative order, consent decree or judgment, relating to pollution, protection of the Environment or to the use, handling, transportation, treatment, storage, disposal or Release of Hazardous Materials; (4) "Environmental Permit" means any permit, approval, identification number, license or other authorization required to operate the Company or any of its Subsidiaries under any applicable Environmental Law; (5) "Governmental Entity" means any United States federal, state, or local government, governmental regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body; (6) "Hazardous Materials" means (a) petroleum and petroleum products, by-products or fractions, radioactive materials, asbestos-containing materials and polychlorinated biphenyls and (b) any other chemicals, materials or substances regulated as toxic or hazardous under any applicable Environmental Law; (7) "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping or placing into or upon any land or water or air or otherwise entering into the Environment; and (8) "Remedial Action" means any investigation, assessment, monitoring, treatment, excavation, removal, remediation or cleanup of Hazardous Materials in the Environment.

          (q) Employee and Labor Matters. Except as set forth in
Schedule 4(q) of the Disclosure Schedule, (i) there is, and since January 1, 1993, there has been, no labor strike, work stoppage or lockout pending against the Company or any Subsidiary, (ii) there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending, or, to the knowledge of the Company, threatened, before the National Labor Relations Board and (iii) there are no pending, or, to the knowledge of the Company, threatened, union grievances against the Company or any Subsidiary as to which there is a reasonable probability of adverse determination and that, if so determined, individually or in the aggregate, would have a Material Adverse Effect.

          (r) Inventories. The inventories of the Company and the Subsidiaries whether reflected on the December 31, 1995 Balance Sheet or subsequently acquired (the "Inventories") are generally of a quality and quantity usable and salable at customary gross margins and with customary markdowns consistent in all material respects with past practice in the ordinary course of business. Except as set forth in
Schedule 4(r) of the Disclosure Schedule and except for Inventories against which adequate reserves have been established in accordance with generally accepted accounting principles, the Inventories do not consist of, in any material amount, items that are obsolete, damaged or slow-moving.

          (s) No Undisclosed Liabilities. To the knowledge of the Company, neither the Company nor any Subsidiary has any liability material to the Company and the Subsidiaries taken as a whole that is of a nature required under generally accepted accounting principles to be disclosed, reflected or reserved against in the Financial Statements, other than liabilities (i) disclosed, reflected or reserved against on the Financial Statements or the April 30, 1996 Balance Sheet, including the notes thereto, (ii) disclosed in Schedule 4(s) of the Disclosure Schedule, or (iii) incurred since the December 31, 1995 Balance Sheet in the ordinary course of business, consistent with the past practice of the Company and the Subsidiaries.

          (t) Permits. Except as set forth in Schedule 4(t) of the Disclosure Schedule, the Company and the Subsidiaries have all material licenses, permits and authorizations ("Permits") issued or granted by Governmental Entities which are necessary to conduct the business of the Company and the Subsidiaries as presently conducted other than such Permits, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 4(t) of the Disclosure Schedule, all such Permits are validly held by the Company or the relevant Subsidiary, the Company and the Subsidiary have complied in all material respects with all terms and conditions thereof, except for any instances where noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect. None of such Permits will terminate upon the consummation of the transactions contemplated by this Agreement, other than any such Permits, the termination of which would not, individually or in the aggregate, have a Material Adverse Effect. This
Section 4(t) does not relate to matters with respect to environmental matters, which are the subject of Section 4(p)(ii).

          (u) Certain Distributors and Customers. Schedule 4(u) to the Disclosure Schedule sets forth a list of (i) the Overhead Door Corporation "Ribbon" distributors as of the close of business on June 27, 1996, (ii) the top sixteen (16) Genie retail customers and the top twenty-one (21) professional dealers based on GMI Holdings, Inc.'s 1995 fiscal year sales, (iii) the top seventy-eight (78) distributors for the Horton Automatics division based on the Horton Automatics division's 1995 fiscal year sales, (iv) the top nineteen (19) customers of the TODCO division based on the TODCO division's 1995 fiscal year sales and (v) the top ten (10) distributors for the McGuire division based on the McGuire division's 1995 fiscal year sales.

          5. Representations and Warranties of Sellers. Each Seller severally hereby represents and warrants to Buyer (as to such Seller only) as follows:

          (a) Execution. This Agreement has been duly authorized, executed and delivered by such Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

          (b) No Conflicts. The execution and delivery of this Agreement by such Seller does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof by such Seller will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, amendment or acceleration of any obligation or to loss of any benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of such Seller under any provision of (i) the governing instruments (if any) of such Seller, (ii) except as set forth in Schedule 5(b) of the Disclosure Schedule, any note, bond, mortgage, indenture, guaranty, deed of trust, license, lease, contract, commitment, agreement or arrangement to which such Seller is a party or (iii) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to such Seller, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the ability of such Seller to consummate the transactions contemplated hereby.

          (c) The Shares. (i) Such Seller, directly or indirectly, has good and valid title to the Shares to be sold by such Seller hereunder as set forth in Schedule 5(c) of the Disclosure Schedule, free and clear of any liens, pledges, mortgages, claims, encumbrances, security interests, options, charges and restrictions of any kind.

          (ii) Assuming Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to Buyer at the Closing of certificates representing such Shares, duly endorsed by such Seller for transfer to Buyer, and upon such Seller's receipt of the consideration to be received pursuant to Section 2, good and valid title to such Shares will pass to Buyer, free and clear of any liens, pledges, mortgages, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than those arising from acts of Buyer or its affiliates. Except as set forth in Schedule 5(c) of the Disclosure Schedule, other than this Agreement, such Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

          6. Covenants of the Company. The Company covenants and agrees as follows:

          (a) Access. Prior to the Closing, the Company shall, and shall cause each Subsidiary, and their respective officers, employees and auditors to, (i) give Buyer and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, offices, properties, books and records of the Company and each Subsidiary and
(ii) furnish to the representatives, employees, counsel and accountants of the Buyer such financial and operating data and other information reasonably available to the Company regarding the business, assets and properties of the Company and the Subsidiaries as the Buyer may reasonably request; provided, however, that such access does not unreasonably disrupt the normal operations of the Company or any Subsidiary. Nothing set forth herein shall obligate any employee of the Company or any Subsidiary to provide any information regarding the Company or any Subsidiary in any other format or otherwise to manipulate or reconfigure any data regarding the Company's or any Subsidiary's business, business prospects, assets, financial performance or condition or operations. Nothing set forth in this Agreement shall require any of the Company or any of its Subsidiaries or the Sellers to provide Buyer with access to or copies of (i) any information which must be maintained as confidential in accordance with the terms of a written agreement with a third party or (ii) sensitive customer information or pricing lists which in the Company's reasonable business judgment should not be provided to Buyer until the transactions contemplated hereby have been consummated in order to avoid any material adverse effect on the Company's or any Subsidiary's business, assets or financial condition.

          (b) Ordinary Conduct. Except as set forth in Schedule 6(b) of the Disclosure Schedule or otherwise expressly permitted by the terms of this Agreement, from the date hereof to the Closing, the business of the Company and the Subsidiaries shall be conducted in the ordinary course in substantially the same manner as presently conducted and the Company shall make all reasonable efforts consistent with past practices to (i) preserve existing relationships with customers, suppliers, distributors and others with whom the Company or any Subsidiary deals, (ii) preserve intact its and its Subsidiaries respective business organizations and (iii) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Company or any Subsidiary, or the business thereof, subject to the continued availability of such insurance on commercially reasonable terms.

Except as set forth in Schedule 6(b) of the Disclosure Schedule or otherwise expressly permitted by the terms of this Agreement, neither the Company nor any Subsidiary shall do any of the following without the prior written consent of Buyer:

          (i) amend its Articles of Incorporation or By-laws, or comparable governing instruments;

          (ii) declare or pay any dividend or make any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock; provided, however, that (A) dividends and distributions may continue to be made by the Subsidiaries to the Company, and from one wholly-owned Subsidiary to another wholly-owned Subsidiary, and (B) dividends with respect to the Preferred Shares may continue to be paid by the Company in accordance with their terms as of the date hereof;

          (iii) redeem or otherwise acquire any shares of its capital stock or issue any capital stock (except upon redemption of outstanding Preferred Shares in accordance with Section 6(c) or the exercise of Options in accordance with their present terms or in accordance with Section 6(d)) or redeem or otherwise acquire or issue any notes, bonds or other securities (except for any scheduled payments of such notes, bonds or other securities in accordance with their terms), or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

          (iv) adopt, amend or terminate in any material respect any Plan, any trust or other funding arrangement relating to a Plan, or any collective bargaining agreement, or establish or increase any benefit under any Plan except as required by law;

          (v) grant to any executive officer or employee any increase in compensation or benefits, except in the ordinary course of business consistent with past practice or as may be required under existing agreements;

          (vi) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than borrowings for working capital purposes in the ordinary course of business consistent with past practice under the Revolving Credit Facility and other than other borrowings in the ordinary course of business consistent with past practice not in excess of $2 million; provided that in no event shall the Company or any Subsidiary incur, assume or guarantee any long- term indebtedness for borrowed money;

          (vii) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value to the Company and the Subsidiaries, taken as a whole, other than in the ordinary course of business and other than in connection with a bankruptcy proceedings in which the Company or a Subsidiary is a creditor;

          (viii) pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, any Seller or any of its affiliates other than the Company and the Subsidiaries, except for dividends and distributions permitted under clause (ii) above, intercompany transactions in the ordinary course of business consistent with past practice, payment or provision of compensation and benefits to directors and employees of the Company or any Subsidiary in the ordinary course of business, consistent with past practice, and payments made to Bessemer, Bessemer Partners & Co., L.P, or any of their respective affiliates in consideration for services connected with the management of certain of the Company's employee benefit plans and for providing general corporate, financial and administrative advice;

          (ix) make any change in any policy other than those required by United States generally accepted accounting principles;

          (x) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) which are material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole;

          (xi) make or incur any material capital expenditure in excess of $1.5 million individually or $3.0 million in the aggregate for the period from June 1, 1996 to the Closing Date;

          (xii) sell, transfer, license, lease or otherwise dispose of any of its assets having a value in excess of $100,000 individually or $250,000 in the aggregate, except in the ordinary course of business;

          (xiii) enter into any sale or lease of real property, except any renewals of existing leases in the ordinary course of business;

          (xiv) permit or allow any of the material assets or properties (whether tangible or intangible) of the Company or any Subsidiary to be subjected to any material Encumbrance, other than Permitted Liens and other than Encumbrances that will be released at or prior to the Closing; or

          (xv) agree, whether in writing or otherwise, to do any of the foregoing.

          (c) Redemption of Preferred Stock. As of the time of the Closing, the Company shall call for redemption all outstanding
Preferred Shares and, in accordance with its Articles of Incorporation, as amended, effect such redemption immediately following the Closing.

          (d) Stock Options. Except as shall be otherwise agreed by the Company and any person owning the right to purchase one or more shares of Common Stock of the Company including any such rights held in the form of warrants (each such right, including each such right held in the form of a warrant being herein individually referred to as an "Option", and all such rights, including all such rights held in the form of warrants, herein collectively referred to as the "Options") (the terms of any such agreement which amends or modifies the terms of any Option outstanding on the date hereof shall be disclosed to and approved by the Buyer prior to the Closing Date) and except with respect to Options which in the aggregate account for not more than 0.8% of the outstanding Common Stock of the Company on the Closing Date, the Company shall provide, and pursuant to the terms of the agreements relating to the Options between the holders of the Options ("Option Holders") and the Company (the "Option Agreements"), shall use its reasonable best efforts to cause such Option Holders to agree that (i) immediately prior to the Closing Date, each outstanding Option, whether or not then exercisable or vested, shall become fully exercisable and vested (excluding any shares of Common Stock of the Company subject to such Option that are no longer capable of being vested in accordance with the terms of such Option on the Closing Date and excluding any shares of Common Stock of the Company subject to such Option that vest only on achievement of certain performance levels or targeted rates of return which, in either case, have not been achieved as of the Closing), (ii) each Option which is outstanding at the Closing Date shall be cancelled and (iii) in consideration of such cancellation, the Company shall pay to Bessemer, on behalf of each such Option Holder, immediately following the Closing an amount in respect thereof equal to (A) the excess, if any, of the Per Share Purchase Price over the exercise price specified in the related Option Agreement multiplied by (B) the aggregate number of shares of the Company's Common Stock subject thereto (excluding any shares of Common Stock of the Company subject to such Option that are no longer capable of being vested in accordance with the terms of such Option on the Closing Date and excluding any shares of Common Stock of the Company subject to such Option that vest only on achievement of certain performance levels or targeted rates of return which, in either case, have not been achieved as of the Closing) (the "Spread"), net of withholding taxes.

          Except as otherwise agreed to by the Company and any Option Holder (the terms of any such agreement which amends or modifies the terms of any Option outstanding on the date hereof shall be disclosed to and approved by the Buyer prior to the Closing Date), all Option Agreements shall terminate as of the Closing Date, other than such Option Agreements that relate to Options which have not been cancelled on the Closing and which in the aggregate account for not more than 0.8% of the outstanding Common Stock of the Company on the Closing Date, and the provisions in any other plan, program, agreement or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be deleted as of the Closing Date.

          (e) Certain Resignations. The Company shall have obtained the resignations, effective as of the Closing, of all the directors and officers of the Company and each Subsidiary, except for such persons as shall have been designated in writing at least two business days prior to the Closing by the Buyer to the Company.

          (f) Individuals to Receive Notice of Approved Sale. The Company shall promptly following the signing of this Agreement, and in any event within two business days thereafter, deliver a notice to each person listed on Schedule 6(f) of the Disclosure Schedule stating that the Board of Directors of the Company desires to consummate an Approved Sale (as such term is defined in Section 7A of the Stockholders Agreement dated as of January 9, 1990, by and among DCO Holdings Corp., Bessemer Securities Corporation, MH Equity Corp. and the individuals identified on the signature pages thereof as Management Purchasers, as amended by the First Amendment and Waiver to the Stockholders Agreement dated as of January 9, 1995, by and among the Company, Bessemer (as successor-in-interest to Bessemer Securities Corporation), CBC Capital Partners, Inc. (as successor-in-interest to MH Equity Corp.) and the Management Purchasers party thereto (as amended, the "Amended Stockholders Agreement")) and that such person will be required to sell to Buyer all of his shares of Restricted Voting Stock (as such term is defined in the Amended Stockholders Agreement), including all Shares and Options, held by such person on the terms and conditions set forth herein.

          7. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Sellers as follows:

          (a) Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Japan. Buyer has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly authorized, executed and delivered by Buyer and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          (b) No Conflicts; Consents. The execution and delivery of this Agreement by the Buyer does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof by the Buyer will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, amendment or acceleration of any obligation or to loss of any benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of Buyer or any subsidiary of Buyer under, any provision of (i) the Certificate of Incorporation or By-laws of Buyer or the comparable governing instruments of any subsidiary of Buyer,
(ii) any note, bond, mortgage, indenture, guaranty, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Buyer or any subsidiary of Buyer is a party or by which any of their respective properties or assets are bound or encumbered or (iii) any judgment, order, or decree, or statute, law, ordinance, rule or regulation applicable to Buyer or any subsidiary of Buyer or their respective properties or assets, other than, in the case of clauses
(ii) and (iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the ability of

Buyer to consummate the transactions contemplated hereby and perform all its obligations hereunder. No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Buyer or any of its subsidiaries or their respective affiliates in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act, if applicable, (ii) compliance with and filings and notifications under applicable environmental laws and (iii) those that may be required solely by reason of Sellers' (as opposed to any other third party's) participation in the transactions contemplated hereby.

          (c) Securities Act. The Shares purchased by Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Buyer acknowledges that the Shares are not registered under the Securities Act and may not be offered, transferred, sold or otherwise disposed of except pursuant to the registration provisions thereof or an exemption from the registration requirements thereof.

          (d) Actions and Proceedings, etc. There are no (i) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against Buyer or any of its affiliates, (ii) lawsuits, actions or proceedings pending or, to the knowledge of Buyer, threatened against Buyer or any of its affiliates or (iii) investigations by any Governmental Entity which are, to the knowledge of Buyer, pending or threatened against Buyer or any of its affiliates, and which, in the case of each of clauses (i),
(ii) and (iii), have or could have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby and perform all its obligations hereunder.

          (e) Availability of Funds. Buyer has cash, time deposits and marketable securities available sufficient to enable it to consummate the transactions contemplated by this Agreement.


          8. Covenants of Buyer. Buyer covenants and agrees as follows:

          (a) Confidentiality. Buyer acknowledges that the information being provided to it in connection with the purchase and sale of the Shares and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between

Buyer and the Company (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Buyer also acknowledges that the Sellers have no obligation or liability of any kind whatsoever to Buyer or any other person by virtue of the Confidentiality Agreement. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Company and the Subsidiaries; provided that Buyer acknowledges that any and all other information provided to it by the Company or Sellers, or the Company's or Sellers' representatives concerning Sellers shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

          (b) No Additional Representations. Buyer acknowledges that none of Sellers, the Company, any Subsidiary or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Company and the Subsidiaries furnished or made available to Buyer and its representatives, except as expressly set forth in this Agreement or the Disclosure Schedule and there are no other representations or warranties made by Sellers, the Company, any Subsidiary or any other person with respect to the transactions contemplated by this Agreement, and none of Sellers, the Company, any Subsidiary or any other person shall have or be subject to any liability to Buyer or any other person resulting from the distribution to Buyer, or Buyer's use of, any such information, including the Confidential Offering Memorandum prepared by Morgan Stanley & Co. Incorporated and Smith Barney Inc. and any information, documents or material made available to Buyer by Sellers, the Company, any Subsidiary or their partners, directors, officers, employees, agents or advisors in certain "data rooms", management presentations or in any other form in expectation of the transactions contemplated by this Agreement.

          (c) Payment of Certain Taxes. Buyer shall pay all transfer, documentary, sales, use, registration and other such taxes (including, but not limited to, all applicable real estate transfer or gains taxes) and fees (including any penalties, interest and additions to such taxes) incurred in connection with this Agreement and the transactions contemplated hereby (other than stock transfer taxes), and Sellers and Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such tax laws. Sellers shall pay any stock transfer taxes due as a result of the sale of the Shares.

          (d) Redemption of Preferred Shares. In connection with the Closing, Buyer shall provide to the Company all funds necessary to effect the redemption of the Preferred Shares contemplated by Section 6(c) including, without limitation, funds necessary to pay, in cash, the liquidation preference thereof and all accrued and unpaid dividends thereon to the Closing Date. Buyer shall cause the Company immediately after the Closing to pay to the holders of the Preferred Shares the amounts payable as a result of such redemption. Appendix 4 sets forth the amounts payable as a result of such redemption, calculated as if the Closing occurs on July 18, 1996. If a holder of Preferred Shares shall have designated a bank account in writing at least two business days prior to the Closing Date, the amount to be paid to such holder pursuant to this Section 8(d) shall be paid on the Closing Date by wire transfer to such account in immediately available funds.

          (e) Option Payments. In connection with the Closing, Buyer shall provide to the Company all funds necessary to effect the cancellation of the Options contemplated by Section 6(d) including, without limitation, funds necessary to pay the aggregate consideration to be paid to all holders of Options pursuant to clause (iii) of
Section 6(d). Buyer shall cause the Company immediately after the Closing to pay to Bessemer, on behalf of the holders of Options, the amounts payable as provided in Section 6(d). Appendix 5 sets forth the aggregate of such amounts, before withholding taxes, broken down by type of Option Agreement, calculated as if the Closing occurs on July 18, 1996 and assuming Net Long Term Debt is $194,820,831 and all Options outstanding on the date hereof are outstanding and have not been exercised at the Closing Date. If Bessemer shall have designated a bank account in writing at least two business days prior to the Closing Date, the amount to be paid to Bessemer, on behalf of the holders of Options, pursuant to this Section 8(e) shall be paid on the Closing Date by wire transfer to such account in immediately available funds.

          (f) Certain Company Indebtedness. Buyer acknowledges and agrees that (i) unless the holders of the 12.25% Notes agree to waive or amend the terms of their 12.25% Notes prior to the Closing Date, upon consummation of the transactions contemplated by this Agreement, such holders will obtain the right to cause the Company to repurchase their 12.25% Notes; (ii) neither the Company nor the Sellers has sought or is required to seek such a waiver or amendment; and (iii) accordingly, the Company may be required to repurchase all or part of the 12.25% Notes following the Closing pursuant to the terms thereof. Buyer also acknowledges and agrees that (i) unless banks party to the

Credit Facility agree to waive or amend the Credit Facility prior to the Closing Date, the consummation of the transactions contemplated by this Agreement will result in (1) the Term Loan Facility becoming immediately due and payable and (2) breaches by the Company of certain covenants under the Credit Facility which, if continued unremedied for a period of at least 30 days after notice to the Company, could result in the Term Loan Facility and the Revolving Credit Facility becoming immediately due and payable, which in turn would trigger a default under the 12.25% Notes, which, if continued for 10 days after notice thereof to Overhead Door Corporation, could trigger an acceleration of the 12.25% Notes; (ii) neither the Company nor the Sellers has sought or is required to seek such a waiver or amendment as a condition to the Buyer's obligation to consummate the transaction contemplated hereby; and (iii) Buyer shall as of the Closing either (x) provide Overhead Door Corporation with funds necessary for Overhead Door Corporation to repay, and cause Overhead Door Corporation to repay, in full the Term Loan Facility and the Revolving Credit Facility upon the consummation of the transactions contemplated by this Agreement or (y) obtain a waiver of any breaches of the provisions of the Credit Facility that occur or with the passage of time or notice or both will occur as a result of the consummation of the transactions contemplated by this Agreement and a waiver of the applicability of any change of control provisions of the Credit Facility.

          9. Mutual Covenants. Each of the parties covenants and agrees as follows:

          (a) Consents. Prior to the Closing, (i) the Company shall, and shall cause the Subsidiaries to use their reasonable best efforts to obtain all consents and waivers from, and to provide such notices to, third parties as may be required, or as Buyer may deem reasonably necessary, in connection with the transactions contemplated by this Agreement and (ii) the Company shall use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Entities and officials that are necessary for the execution, delivery and performance of this Agreement by the Company and the Sellers, and the Company will cooperate fully with the Buyer in promptly seeking to obtain all such authorizations, consents, orders and approvals; provided, however, that such reasonable best efforts shall not include any requirement that the Company or the Subsidiaries expend money, commence or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party. Prior to the Closing, Sellers shall cooperate with Buyer, upon the request of Buyer, in any reasonable manner in connection with Buyer obtaining any such consents and waivers; provided, however, that such cooperation shall not include any requirement of Sellers or any of their respective affiliates (including the Company and the Subsidiaries) to expend money, commence or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

          (b) After the Closing, upon reasonable written notice, Buyer on the one hand, and Sellers, on the other hand, shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the Company and the Subsidiaries as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any tax returns, reports or forms or the defense of any tax claim or assessment. Each party shall reimburse any other party for reasonable out-of-pocket costs and expenses incurred in assisting such party pursuant to this
Section 9(b). No party shall be required by this Section 9(b) to take any action that would unreasonably interfere with the conduct of its business, as presently conducted, or, in the case of certain of the Sellers, their personal affairs or unreasonably disrupt the normal operations of the Company, the Subsidiaries or Buyer.

          (c) Publicity. The Company, Sellers and Buyer agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance.

          (d) Reasonable Best Efforts. Subject to the terms and conditions of this Agreement (including the provisions set forth in Section 9(a)), each party shall use its reasonable best efforts to cause the Closing to occur.

          (e) Antitrust Notification. Bessemer and Buyer shall as promptly as practicable, but in no event later than five business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of Bessemer, the Company and Buyer shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Bessemer and Buyer shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Bessemer, the Company and Buyer shall use its best efforts to obtain any clearance required under the HSR Act for the purchase and sale of the Shares; provided that Buyer shall be solely responsible for any filing fees payable by Buyer under the HSR Act.

          (f) Supplemental Disclosure. Buyer shall promptly notify Sellers of, and furnish each Seller any information such Seller may reasonably request with respect to, the occurrence to Buyer's knowledge, of any event or condition or the existence to Buyer's knowledge, of any fact that would cause any of the conditions to Sellers' obligations to consummate the sale of the Shares not to be fulfilled. The Company and Sellers shall promptly notify Buyer of, and furnish to Buyer any information Buyer may reasonably so request with respect to the occurrence to the Company's or Sellers' knowledge, as the case may be, of any event or condition or the existence to the Company's or Sellers' knowledge, as the case may be, of any fact that would cause any of the conditions to Buyer's obligations to consummate the purchase of the Shares not to be fulfilled.

          10. Further Assurances. From time to time, as and when requested by a party hereto of another party hereto, the other party shall use all reasonable efforts to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to the provisions of Section 9(a)), as may reasonably be necessary to consummate the transactions contemplated by this Agreement.

          11. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto (including by operation of law in connection with a merger, or sale of substantially all the assets, of any party hereto) without the prior written consent of the other parties hereto;

provided, however, that Buyer may assign its right to purchase the Shares hereunder to a wholly owned subsidiary of Buyer without the prior written consent of Sellers; provided further, however, that no assignment shall limit or affect the assignor's obligations hereunder. Any attempted assignment in violation of this Section 11 shall be void.

          12. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          13. Termination. (a) Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

          (i) by mutual written consent of Bessemer, on behalf of the Sellers, and Buyer;

          (ii) by Bessemer, on behalf of the Sellers, if any of the conditions set forth in Section 3(b) shall have become incapable of fulfillment, and shall not have been waived by Sellers;

          (iii) by Buyer if any of the conditions set forth in Section 3(a) shall have become incapable of fulfillment, and shall not have been waived by Buyer; or

          (iv) by Bessemer, on behalf of the Sellers, or Buyer, if the Closing does not occur on or prior to the later of August 1, 1996 and the fifth business day following the expiration or termination of any waiting period under the HSR Act, unless otherwise extended by Bessemer, on behalf of the Sellers, and the Buyer;

provided, however, that the right to terminate this Agreement pursuant to clause (ii), (iii) or (iv) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, such right of termination.

          (b) In the event of termination by Bessemer, on behalf of the Sellers, or Buyer pursuant to this Section 13, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

          (i) Buyer shall return all documents and other material (including all copies thereof, whether maintained in hard copy, on computer disk or on computer hard drive) received from the Company, any Subsidiary or Sellers relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Bessemer;

          (ii) all confidential information received by Buyer with respect to the business of the Company and the Subsidiaries shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

          (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 13, this Agreement shall become void and of no further force or effect, except for the provisions of (i) Section 8(a) relating to the obligation of Buyer to keep confidential certain information and data obtained by it, (ii) Section 15 relating to certain expenses, (iii)
Section 9(c) relating to publicity, (iv) Section 21 relating to finder's fees and broker's fees, and (v) this Section 13. Nothing in this Section 13 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

          14. Survival of Representations. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall not survive the Closing.

          15. Expenses. (a) Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, (i) all costs and expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of Shearman & Sterling and Daiwa Securities Co. Ltd. shall be paid by Buyer and (ii) all costs and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of Cravath, Swaine & Moore, Morgan Stanley & Co. Incorporated, Smith Barney Inc. and Ernst & Young shall be paid by the Company, except that if the transactions contemplated by this Agreement close on the Closing Date, then the fees and expenses of Cravath, Swaine & Moore, Morgan Stanley & Co. Incorporated and Smith Barney Inc. shall be paid by the holders of Shares who sell to Buyer at the Closing and the Option Holders who agree to have their Options cancelled at the Closing, in each case on a pro rata basis in accordance with the number of Shares to be sold by each holder of Shares and the number of Shares subject to the Option(s) so held by each Option Holder, as the case may be.

          (b) A party in breach of this Agreement shall, on demand, indemnify and hold harmless any other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

          16. Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by both Bessemer, on behalf of Sellers, and Buyer.

          17. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service, and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          (i) if to Buyer,

               Sanwa Shutter Corporation
               1-1, Nishi-Shinjuku, 2-Chome
               Shinjuku, Tokyo, Japan

               Attention:  Kiyoshi Hashimoto
                           Senior Managing Director

with a copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, NY 10022

               Attention:  Alfred J. Ross, Jr.

          (ii) if to the Company,

               Overhead Door Incorporated
               6750 LBJ Freeway
               Dallas, Texas 75240

               Attention:  William A. Schochet,
                           Vice President and
                           General Counsel

with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, New York 10019

               Attention:  Susan Webster;

         (iii) if to Bessemer,

               Bessemer Holdings, L.P.
               630 Fifth Avenue
               New York, New York 10111

               Attention:  Michael B. Rothfeld

with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, New York 10019

               Attention:  Susan Webster; and

          (iv) if to any other Seller to,

               Bessemer Holdings, L.P.
               630 Fifth Avenue
               New York, New York 10111

               Attention:  Michael B. Rothfeld
with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, New York 10019

               Attention:  Susan Webster.


          18. Interpretation; Exhibits and Schedules; Certain Definitions. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.

          (i) "including" means including, without limitation;

          (ii) "knowledge" of the Company means the knowledge after due inquiry of Brian J. Bolton, Fred S. Grunewald, Howard R. Simmons, James F. Brum, C. Michael Budd, William A. Schochet, John Venema, any director of the Company or, with respect to the representations and warranties set forth in Section 4(p)(ii) only, Charles Poole;


          (iii) "knowledge" of Buyer means the knowledge after due inquiry of any executive officer or director of Buyer;

          (iv) "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

          19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to both Buyer and Bessemer, as representative for the Sellers.

          20. Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. No party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Confidentiality Agreement.

          21. Brokers. Each party hereto hereby represents and warrants that the only brokers or finders that have acted for such party in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finder's fee or commission in respect thereof are Morgan Stanley & Co. Incorporated and Smith Barney Inc. with respect to the Company and Daiwa Securities Co. Ltd. with respect to Buyer.

          22. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

          23. Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 23. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          24. Confidentiality. (a) Following the Closing Date, each Seller shall keep confidential, and shall instruct its officers, directors, employees and advisors to keep confidential, all information of a confidential and proprietary nature relating to trade secrets, processes, plant and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other information with respect to the business of the Company and the Subsidiaries (collectively, the "Information"), except (i) for Information which is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 24, (ii) with the Company's prior written consent and (iii) as required by applicable law, regulation or legal process. The covenant set forth in this Section 24 shall terminate three (3) years after the Closing Date.

          25. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                        SANWA SHUTTER CORPORATION,


                                        By /s/Toshitaka Takayama
                                           -------------------------
                                           Name:  Toshitaka Takayama
                                           Title: President


                                        OVERHEAD DOOR INCORPORATED,


                                        By /s/Brian J. Bolton
                                           -------------------------
                                           Name:  Brian J. Bolton
                                           Title: President & CEO


                                        BESSEMER HOLDINGS, L.P.,


                                          By KYLIX HOLDINGS, L.L.C.,
                                             its General Partner

                                          By NORTH HARBOR CORPORATION,
                                             a Manager



                                        By /s/Michael B. Rothfeld
                                           --------------------------
                                           Name: Michael B. Rothfeld
                                           Title: President

                                        BESSEMER HOLDINGS SPECIAL
                                        SITUATIONS, L.P.,


                                          By KYLIX HOLDINGS, L.L.C.,
                                             its General Partner

                                          By NORTH HARBOR CORPORATION,
                                             a Manager


                                        By /s/Michael B. Rothfeld
                                           ------------------------
                                           Name: Michael B.Rothfeld
                                           Title: President


                                        ODI PARTNERS, L.P.,

                                          By KYLIX HOLDINGS, L.L.C.,
                                             its General Partner

                                          By NORTH HARBOR CORPORATION,
                                             a Manager


                                        By /s/Michael B. Rothfeld
                                           -------------------------
                                           Name: Michael B. Rothfeld
                                           Title: President


                                        BRIAN J. BOLTON,


                                        By /s/Brian J. Bolton
                                           ---------------------
                                           Name: Brian J. Bolton

                              APPENDIX 1

                                    Options/     Exercise      Exerise
                                    Warrants      Price       Proceeds
ODI 1990 Stock Option Plan:
 Bolton                             129,381      $ 0.0000    $         0
 Rengert                             21,562        0.0000              0
                                    -------                    ---------
Subtotal ODI 1990 Stock
Option Plan                         150,943                            0

ODI Warrants Vested:
 Bolton                             530,265        0.0257         13,628
 Simmons                            100,469        0.0257          2,582
                                    -------                    ---------
Subtotal ODI Warrants Vested        630,734                       16,210

ODI Options (Converted from
Warrants):
 Simmons                            110,471       10.0000      1,104,710

ODI 1994 Stock Option Plan:
 Bolton                             200,000       10.0000      2,000,000
 Rengert                             52,500       10.0000        525,000
 Simmons                            125,000       10.0000      1,250,000
 Schochet                            45,000       10.0000        450,000
 Brum                               100,000       10.0000      1,000,000
 Macaulay                            21,000       10.0000        210,000
 Thompson                            50,000       10.0000        500,000
 Grunwald                           400,000       10.0000      4,000,000
 Venema                              75,000       10.0000        750,000
 Budd                               125,000       10.0000      1,250,000
 Haley                               52,500       10.0000        525,000
 Zilliox                             52,500       10.0000        525,000
 Horrigan                            50,000       10.0000        500,000
                                  ---------                   ----------
Subtotal ODI 1994 Stock
Option Plan                       1,348,500                   13,485,000

GMI Holdings, Inc. Rollover
Stock Option Plan:
 Rubin                               67,680        0.7300         49,406
 Rubin                               48,362        2.7600        133,479
 Budd                                91,860        1.3100        120,337
 Horrigan                            62,180        2.7600        171,617
                                  ---------                  -----------
Subtotal GMI Holdings, Inc.
Rollover Stock Option Plan          270,082                      474,839
                                  ---------                  -----------
Total                             2,510,730       $6.0065    $15,080,759
                                  =========       =======    ===========


                                                 03:20 PM      28-JUN-96

                              APPENDIX 2



                     Scheduled Option Agreements



(1) DCO Holdings Corp. Amended Stock Option Agreements dated June
    15, 1993, by and between DCO Holdings Corp. (now known as Overhead Door Incorporated) and Roy Adams.

    (a) DCO Holdings Corp. Incentive Stock Option Agreement dated January 9, 1990, by and between DCO Holdings Corp. (now known as Overhead Door Incorporated) and Roy Adams in respect of the grant of an option to purchase 13,958 shares of common stock of DCO Holdings Corp.

    (b) DCO Holdings Corp. Incentive Stock Option Agreement dated January 9, 1990, by and between DCO Holdings Corp. (now known as Overhead Door Incorporated) and Roy Adams in respect of the grant of an option to purchase 11,073 shares of common stock of DCO Holdings Corp.

    (c) DCO Holdings Corp. Nonqualified Stock Option Agreement dated January 9, 1990, by and between DCO Holdings Corp. (now known as Overhead Door Incorporated) and Roy Adams in respect of the grant of an option to purchase 6,368 shares of common stock of DCO Holdings Corp.



(2) DCO Holdings Corp. Amended Stock Option Agreements dated
    September 26, 1991, by and between DCO Holdings Corp. (now known as Overhead Door Incorporated) and Howard A. Bacon.

    (a) DCO Holdings Corp. Incentive Stock Option Agreement dated January 9, 1990, by and between DCO Holdings Corp. (now known as Overhead Door Incorporated) and Howard A. Bacon in respect of the grant of an option to purchase 15,703 shares of common stock of DCO Holdings Corp.

(3) DCO Holdings Corp. Amended Stock Option Agreements dated
    October 8, 1992, by and between DCO Holdings Corp. (now known as Overhead Door Incorporated) and Alan R. Bashor.

    (a) DCO Holdings Corp. Incentive Stock Option Agreement dated January 9, 1990, by and between DCO Holdings Corp. (now known as Overhead Door Incorporated) and Alan R. Bashor in respect of the grant of an option to purchase 11,341 shares of common stock of DCO Holdings Corp.



(4) DCO Holdings Corp. Incentive Stock Option Agreement dated
    January 9, 1990, by and between DCO Holdings Corp. (now known as Overhead Door Incorporated) and Brian J. Bolton in respect of the grant of an option to purchase 52,345 shares of common stock of DCO Holdings Corp.



(5) DCO Holdings Corp. Incentive Stock Option Agreement dated
    January 9, 1990, by and between DCO Holdings Corp. (now known as Overhead Door Incorporated) and Daniel C. Rengert in respect of the grant of an option to purchase 8,724 shares of common stock of DCO Holdings Corp.

ODI 1990 Stock Option Plan



                                       Options/           Exercise
                                       Warrants             Price

ODI 1990 Stock Option Plan:

  Bolton                               129,381             $0.0000

  Rengert                               21,562             $0.0000

  Bessemer Holdings, L.P.              124,669             $0.0000

                              APPENDIX 3



                       IRB's and Mortgage Notes


 1. Agreement dated August 26, 1981, by, between and among Hudson Community Development and Planning Agency, City of Hudson Development Corporation, City of Hudson Industrial Development Agency and W. B. McGuire Co., Inc. and Note dated December 15, 1981, between W.B. McGuire Co., Inc., as borrower, and The Hudson Development Corporation, as lender.

 2.  Installment Note dated January 31, 1995, between BRF Door
     Corporation, as borrower, and Overhead Door Co. of Boca Raton, Inc., as lender.

 3.  Adjustable Rate Note dated May 31, 1986, between J. Michael
     Tiner and Martha C. Tiner, as borrower, and Southside Savings and Loan Association, as lender.

                              APPENDIX 4



            Anticipated Amounts Payable as a result of the
                  Redemption of the Preferred Shares



Shareholder              Number of       Redemption      Total Amount
                         Preferred       Price per       Payable on
                         Shares          Share           Redemption

Bessemer Holdings,
L.P.                     2,966,186       $10.00          29,661,860

Bessemer Holdings
Special Situations,
L.P.                        36,225       $10.00             362,250

ODI Partners, L.P.         362,249       $10.00           3,622,490

                              APPENDIX 5


                                Options/      Exercise      Exercise
                                Warrants      Price         Proceeds

ODI 1990 Stock Plan:
   Bolton                        129,381      $  0.0000     $        0
   Rengert                        21,562         0.0000              0
   Bessemer Holdings, L.P.       124,669         0.0000              0
                               ---------
Subtotal ODI 1990 Stock
Option Plan                      275,612


ODI Warrants Vested:
   Bolton                        530,265         0.0257         13,628
   Simmons                       100,469         0.0257          2,582
                               ---------                      --------
Subtotal ODI Warrants Vested     630,734                        18,210


ODI Options (Converted from
Warrants):
  Simmons                        110,471        10.0000       1,104,710


ODI 1994 Stock Option Plan:
   Bolton                        200,000        10.0000       2,000,000
   Rengert                        52,500        10.0000         525,000
   Simmons                       125,000        10.0000       1,250,000
   Schochet                       45,000        10.0000         450,000
   Brum                          100,000        10.0000       1,000,000
   Macaulay                       21,000        10.0000         210,000
   Thompson                       50,000        10.0000         500,000
   Grunwald                      400,000        10.0000       4,000,000
   Venema                         75,000        10.0000         750,000
   Budd                          125,000        10.0000       1,250,000
   Haley                          52,500        10.0000         525,000
   Zilliox                        52,500        10.0000         525,000
   Horrigan                       50,000        10.0000         500,000
                               ---------                      ---------
Subtotal ODI 1994 Stock
  Option Plan                  1,348,500                     13,485,000


GMI Holdings, Inc. Rollover
  Stock Option Plan:
   Rubin                          67,680         0.7300          49,406
   Rubin                          48,362         2.7600         133,479
   Budd                           91,860         1.3100         120,337
   Horrigan                       62,180         2.7600         171,617
                                --------                     ----------

Subtotal GMI Holdings, Inc.
  Rollover Stock
  Option Plan                    270,082                        474,839


Class B Warrants
   CBC Capital Partners          883,774         0.0026           2,298


Warrants on Preferred Stock
Issuance:
   Bessemer Holdings L.P.      2,644,712        10.0000      26,447,120
   Bessemer Holdings
     Special Situations,
     L.P.                         32,299        10.0000          322,990
   ODI Partners, L.P.            322,989        10.0000        3,229,890
                               ---------                     -----------
Subtotal Warrants on
  Preferred Stock
  Issuance                     3,000,000                      30,000,000
                               ---------                      ----------
Total                          6,519,173       $ 6.9155       45,083,057
                               =========       ========       ==========

                                                    03:20 PM      28-JUN-96

                                                            EXHIBIT 20


                      OVERHEAD DOOR INCORPORATED


                                                         PRESS RELEASE
                         Contact:  Brian Bolton
                                   214 233 6611


      SANWA SHUTTER CORPORATION OF JAPAN TO ACQUIRE OVERHEAD DOOR
                             INCORPORATED

          (Dallas, Texas, June 30, 1996) Overhead Door Incorporated announced today that it has executed a definitive agreement with Sanwa Shutter Corporation of Japan for the acquisition of all of its common stock by a wholly-owned subsidiary of Sanwa.

          Sanwa will pay approximately $470 million in cash to acquire Overhead Door's common stock, options, and warrants and to redeem its preferred stock. Sanwa has agreed to cause Overhead Door to refinance its outstanding bank debt of approximately $155 million including accrued interest, if required. Overhead Door's $85 million of 12.25% Unsecured Senior Notes due February 1, 2000, will remain outstanding on the acquisition date. Noteholders have the right to put their Notes to Overhead Door at a price of 101% during a certain period following a change in control. The acquisition is expected to close during July, subject to clearance under the Hart Scott Rodino Act.

          Overhead Door, headquartered in Dallas, is the leading integrated door systems company in the United States. Formerly listed on the New York Stock Exchange, the company, whose founder invented the modern sectional garage door, was taken private in January, 1990 by Bessemer Holdings, L.P., an investment partnership headquartered in New York, and members of Overhead Door's management. In August, 1994, Overhead Door acquired GMI Holdings, manufacturer of Genie brand electronic garage door operators. The company also manufactures upward-acting commercial and industrial doors and operators, automated pedestrian entrances under the Horton Automatics name, truck doors under the TODCO name, as well as insulated panels and McGuire brand loading dock equipment.

          Sanwa Shutter, headquartered in Tokyo, is the leading door systems company in Japan. It had a cross license agreement with Overhead Door that expired in 1989.

          Brian Bolton, Overhead Door's President and chief executive officer, said: "We are delighted to be renewing our association with Sanwa Shutter, one of Japan's premier companies, under the strong leadership of its chief executive and my good friend Toshitaka Takayama. Overhead Door will continue its excellent record of growth with Sanwa's valuable support."

          Overhead Door's advisors in this matter are Morgan Stanley & Co. Incorporated and Smith Barney Inc.